UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	April 25, 2014

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Shareholders was held on April 25, 2014.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2015 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Ronald H. Dix	8,399,684	3,473,921	1,072,967
Thomas J. Fischer	11,556,249	317,356	1,072,967
Gale E. Klappa	11,562,778	310,827	1,072,967
Gail A. Lione	11,630,194	243,411	1,072,967
Richard A. Meeusen	11,612,530	261,075	1,072,967
Andrew J. Policano	11,553,616	319,989	1,072,967
Steven J. Smith	11,557,575	316,030	1,072,967
Todd J. Teske	11,541,562	332,043	1,072,967

Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
10,927,882	654,501	291,218	1,072,971

Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
12,767,564	140,324	38,684	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: April 29, 2014	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and Secretary